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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                       FORM 8-K


                  Current Report Pursuant to Section 13 or 15(d) of
                         The Securities Exchange Act of 1934



       April 3, 1995                                Commission File No. 1-7361
       (Date of earliest event reported)


                            AMERICAN FINANCIAL CORPORATION



       Incorporated under the laws of Ohio                        IRS Employer
                                                 Identification No. 31-0624874

                                One East Fourth Street
                               Cincinnati, Ohio  45202
                                Phone:  (513) 579-2538
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                            AMERICAN FINANCIAL CORPORATION

                                       FORM 8-K


          Item 5.     Other Events.

                      The merger of American Financial Corporation ("AFC") with a newly-formed subsidiary of American Premier Group, Inc. ("New American Premier") was completed on April 3, 1995.

                      New American Premier was formed to own 100% of the common stock of both AFC and American Premier Underwriters, Inc. In the transaction, Carl H. Lindner and members of his family who owned 100% of the common stock of AFC exchanged their AFC common stock for approximately 55% of New American Premier voting common stock. Former shareholders of American Premier Underwriters, Inc., including AFC and its subsidiaries, received the other 45% of New American Premier's voting common stock.

                      Immediately preceding  the transaction,  AFC  granted
          voting rights to holders of its Series F and Series G Preferred Stock such that holders of those shares have 21% of the total votes. A copy of AFC's Amended and Restated Articles of Incorporation is included as an exhibit.

                      Following completion of the merger, an AFC subsidiary repaid $187 million of borrowings under its multi-bank revolving credit facility. Also, as previously indicated, AFC called for redemption all of its 12% Debentures due 1999 (aggregating $133 million) at par and all of its 12-1/4% Debentures due 2003 ($52 million) at 102.5% of par. The redemption date for each issue is May 3, 1995.

          Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

                         (c)  Exhibits:

                              Exhibit Number
                              (referenced to Item 601 of Regulation 5-K)
                              (3)(i) Articles of Incorporation


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                                      SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.



                                        AMERICAN FINANCIAL CORPORATION



          April 7, 1995                 By:       /s/
                                              Fred J. Runk
                                              Vice President & Treasurer





























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